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                                                                    EXHIBIT 99.1

                        INVESTORS IN PRIVATE PLACEMENTS
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DFA Group Trust - 6-7-8 Subtrust(2)
DFA Group Trust - Small Cap Value Subtrust
DFA Group Trust - 6-10 Subtrust
U.S. Small Cap Value Series
U.S. 6-10 Small Company Series
AG Super Fund International Partners, L.P.
Raphael, L.P.
SIL Nominees Ltd.
Loretta Hirsh Shine
Lisa G. Shine
Otato Limited Partnership
ProFutures Special Equities Fund, L.P.
Olympus Securities, Ltd.
John J. Pujol
Richmont Value Partners, L.P. Ailouros Ltd
Alfred Partners, L.P.
Alfred Partners, LLC.
Kayne Anderson Non-Traditional Investments, L.P.
Foremost Insurance Company
Arbco Associates, L.P.
Offense Group Associates, LP
Strome Partners, L.P
Strome Offshore Limited
Strome Susskind Hedgecap Fund, L.P.
Strome Hedgecap Limited
Anvil Investment Partners, L.P.
Lawrence K. Fleischman
Trust Company of America FBO PAC
Fayerweather Associates
Doerge-Deere Park, L.P.
Deere Park Partners, L.P.
Robert A. Davidow and Diana
R. Davidow, JTWROS
Chap-Cap Partners, L.P.
Gerard K. Cappello
Linda S. Cappello
Chestnut Pacific Fund
The & Trust
Standard Global Equity
Partners L.P.
The Common Fund
Scorpion Offshore Investment Fund
Standard Pacific Capital
 Offshore Fund, Ltd
Banque Scandinave en Suisse
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Metropolis Partners, L.P
Weyburn Overseas Ltd.
Goodland International
Investments Ltd.
Richard Friedman
Fortune Fund-Seeker
Lake Management LDC
Irvin Kessler
JMG Capital Partners L.P
Efraim Gildor
KA Trading L.P.
Leonardo, L.P.
Gam Arbitrage Investments, Inc.
NY-DBL Diamond Group
Edmond O'Donnell
LICAP Partners
Grove Limited Partnership
Stanley A. Kaplan
Och-Ziff Capital Management, L.P.
Theodore Meisel
Barry Meisel
Gotham Capital III, L.P.
Gotham Capital IV, L.P.
Newberg Family Trust
UTD Dated 12/18/90
Nelson Partners
Daniel S. Martin
Jeffrey Markowitz
Andrew M. Kaplan
Lawrence Kaplan
Charles B. Krusen
Morgan and Morgan Trust Corp
Silverton International Fund Limited
Overlook Performance Fund
Q Investments, L.P.
Crisostomo B. Garcia Trust
Seafair Investments Ltd.
BT Holdings
Wessel Corporation N.V.
Andromeda Corporation N.V.
Chesham Associates Limited
Rimata Corporation N.V.
Stonehouse Investments N.V.
Canadian Imperial Bank of Commerce
A.B. Laffer, V.A. Canto Associates